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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           GREENMOUNTAIN.COM COMPANY
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      03-0360441
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification no.)

        55 Green Mountain Drive
       South Burlington, Vermont                              05403
(Address of Principal Executive Offices)                   (Zip Code)

     If this form relates to the                If this form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
     12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
     effective pursuant to General              effective pursuant to General
     Instruction A.(c), please check            Instruction A.(d), please check
     the following box. [_]                     the following box. [X]

Securities Act registration statement file number to which this form relates:
333-75171

Securities to be registered pursuant to Section 12(b) of the Act:


     Title of Each Class                   Name of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
     -------------------                   ------------------------------

            None                                        None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the heading "Description of Capital Stock" in the Registrant's Form S-1 Registration Statement No. 333-75171, as filed with the Securities and Exchange Commission on March 29, 1999, and thereafter amended and supplemented, including amendments or supplements thereto set forth in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.   Exhibits.
          --------

          1.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement).

          1.2 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

          1.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement).

          1.4 Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement).

          2.1 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          2.2 Form of Registration Rights Agreement by and among the Registrant and the stockholders indicated therein (incorporated by reference to Exhibit 4.2 to the Registration Statement)

          2.3 Warrant to Purchase Interest in Green Mountain Energy Resources L.L.C. issued to Shallowbrook Securities, Ltd., dated as of August 6, 1997 (incorporated by reference to Exhibit 4.3 to the Registration Statement)

          2.4 Warrant to Purchase Interest in Green Mountain Energy Resources L.L.C. issued to Capital Investment Group, Inc., dated as of August 6, 1997 (incorporated by reference to Exhibit 4.4 to the Registration Statement)

                                      -2-
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       GREENMOUNTAIN.COM COMPANY



Date:  June 4, 1999                    By:  /s/ M. David White
                                            -----------------------------------
                                            M. David White
                                            Chief Executive Officer

                                      -3-
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                               INDEX TO EXHIBITS

Exhibit
Number    Exhibit
------    -------

1.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement).

1.2 Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

1.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Registration Statement).

1.4 Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Registration Statement).

2.1 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.2 Form of Registration Rights Agreement by and among the Registrant and the stockholders indicated therein (incorporated by reference to Exhibit 4.2 to the Registration Statement)

2.3 Warrant to Purchase Interest in Green Mountain Energy Resources L.L.C. issued to Shallowbrook Securities, Ltd., dated as of August 6, 1997 (incorporated by reference to Exhibit 4.3 to the Registration Statement)

2.4 Warrant to Purchase Interest in Green Mountain Energy Resources L.L.C. issued to Capital Investment Group, Inc., dated as of August 6, 1997 (incorporated by reference to Exhibit 4.4 to the Registration Statement)